Exhibit 10.7

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO MARIEL THERAPEUTICS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$2,000,000	March 11, 2015

FOR VALUE RECEIVED, Mariel Therapeutics, Inc., a Delaware corporation (the “Maker”), promises to pay to Third Rock Ventures II, L.P. or its assigns (the “Holder”) the principal sum of $2,000,000, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 8% per year until paid in full. Subject to the conversion provisions set forth herein, all principal and accrued interest shall be due and payable on March 11, 2018 (the “Maturity Date”). This Note is being issued in connection with that certain Agreement and Plan of Merger by and among the Maker, Ember Acquisition Corp. and Ember Therapeutics, Inc. of even date herewith (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

All of the outstanding principal and interest under this Note (the “Outstanding Amount”) shall automatically become due and payable immediately following the closing of an initial public offering of capital stock of Maker, the Surviving Corporation or any parent, subsidiary, successor, assign or acquiror of either of them (the “Initial Public Offering”), provided that the Holder may elect to convert, effective as of immediately prior to the Initial Public Offering, some or all of the Outstanding Amount, in lieu of cash payment therefor, into Public Company Shares at a conversion price equal to 80% of the per share price to the public of the Public Company Shares in the Initial Public Offering, with any resulting fraction of a share rounded to the nearest whole share (with 0.5 being rounded up). “Public Company Shares” shall mean the same class or series of shares of the same issuer as the shares of capital stock offered in the Initial Public Offering.

In the event that the Initial Public Offering does not occur prior to the Maturity Date, the Holder shall have the right to convert, at any time thereafter while this Note remains outstanding, some or all of the Outstanding Amount into shares of common stock of the Maker at a conversion price per share equal to 80% of the per share value of Maker’s common stock implied by Maker’s then most recent round of equity financing, with any resulting fraction of a share being rounded to the nearest whole share (with 0.5 being rounded up).

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In the event of a Buyer Change of Control prior to the Initial Public Offering, the Outstanding Amount shall automatically become due and payable, provided that Holder shall have the right to convert, effective immediately prior to the closing of the Buyer Change of Control, some or all of the Outstanding Amount into shares of common stock of the Maker at a conversion price per share equal to 80% of the value of the per share merger consideration payable to holders of Maker’s common stock pursuant to such Buyer Change of Control, with any resulting fraction of a share rounded to the nearest whole share (with 0.5 being rounded up). The Maker shall notify the Holder in writing of the anticipated occurrence and the terms of a Buyer Change of Control at least 30 days prior to the closing date of the Buyer Change of Control.

This Note shall become immediately due and payable without notice or demand (but subject to the conversion rights set forth herein) upon the occurrence at any time of any of the following events of default (individually, “an Event of Default” and collectively, “Events of Default”):

(1)	the Maker fails to pay any of the principal, interest or any other amounts payable under this Note within five (5) business days of when such amounts are due and payable;

(2)	the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Maker or all or any substantial portion of the Maker’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; or

(3)	an involuntary petition is filed, or any proceeding or case is commenced, against the Maker (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Maker or to take possession, custody or control of any property of the Maker, or an order for relief is entered against the Maker in any of the foregoing.

Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of Delaware.

This Note may not be prepaid, in whole or in part, without the prior written consent of the Holder.

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All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

The Maker agrees to pay all reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees and disbursements, incurred by the Holder in enforcing its rights hereunder after an Event of Default.

The Maker agrees to deliver to Holder (i) within 30 days of the date of this Note, unaudited financial statements of Maker in form and substance reasonably acceptable to Holder, and (ii) within 60 days of the date of this Note, audited financial statements of Maker for the year ended December 31, 2014.

No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

The terms and provisions of this Note may be modified or amended only by a written instrument duly executed by the Maker and the Holder.

All payments by the Maker under this Note shall be applied first to any fees and expenses due and payable hereunder, then to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

The Maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

By accepting this Note and countersigning below, the Holder represents and warrants to the Maker that such Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended.

Until the conversion of this Note, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Maker.

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All rights and obligations hereunder shall be governed by the laws of the State of Delaware (without giving effect to principles of conflicts or choices of law) and this Note is executed as an instrument under seal.

MARIEL THERAPEUTICS, INC. By: /s/ Joseph Hernandez Name: Joseph Hernandez Title: Executive Chairman

THIRD ROCK VENTURES II, L.P. By: Third Rock Ventures GP II, L.P., its general partner By: TRV GP II, LLC, its general partner By: /s/ Kevin Starr Name: Kevin Starr Title: President

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